EXHIBIT 99.1

AMCORE Financial, Inc. Receives Nasdaq Initial Notice of Minimum Bid Price Non-Compliance

ROCKFORD, Ill., March 12, 2010 (GLOBE NEWSWIRE) -- AMCORE Financial, Inc. (Nasdaq:AMFI) today announced that it received a notice from The Nasdaq Stock Market (Nasdaq) stating that because the minimum bid price of the Company's common stock was below $1.00 per share for 30 consecutive business days, the Company was therefore not in compliance with Nasdaq Marketplace Rule 5450(a)(1).

The notification letter has no effect at this time on the listing of the Company's common stock on The Nasdaq Global Select Market and the Company's common stock will continue to trade under the symbol AMFI.

The letter was issued in accordance with standard Nasdaq procedures. AMCORE is provided a grace period of 180 calendar days in which to regain compliance with the minimum bid price rule. If at any time before September 7, 2010, the bid price of AMCORE's stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation to AMCORE that it has regained compliance.

 If AMCORE does not regain compliance with the bid price rule by September 7, 2010, Nasdaq will notify the Company that its common stock is subject to delisting from The Nasdaq Global Select Market. In that event, the Company may appeal the delisting determination to a Hearings Panel or the Company may be eligible for an additional grace period of 180 days if it meets the initial listing standards, with the exception of bid price, and is approved for transfer to The Nasdaq Capital Market (formerly the Nasdaq SmallCap Market).

AMCORE intends to actively monitor the bid price for its common stock between now and September 7, 2010, and will consider available options to regain compliance with the Nasdaq minimum bid price requirements.

ABOUT AMCORE

AMCORE Financial, Inc. is headquartered in Northern Illinois with 66 locations in Illinois and Wisconsin. AMCORE provides a full range of consumer and commercial banking services, a variety of mortgage lending products and wealth management services including trust, brokerage, private banking, financial planning, investment management, insurance and comprehensive retirement plan services.

AMCORE common stock is listed on The Nasdaq Stock Market under the symbol "AMFI." Further information about AMCORE Financial, Inc. can be found at the Company's website at www.AMCORE.com.

FORWARD LOOKING STATEMENTS

This news release contains, and our periodic filings with the Securities and Exchange Commission and written or oral statements made by the Company's officers and directors to the press, potential investors, securities analysts and others will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of AMCORE. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements are based upon beliefs and assumptions of AMCORE's management and on information currently available to such management. The use of the words "believe", "expect", "anticipate", "plan", "estimate", "should", "may", "will" or similar expressions identify forward-looking statements. Forward-looking statements speak only as of the date they are made, and AMCORE undertakes no obligation to update publicly any forward-looking statements in light of new information or future events.

Contemplated, projected, forecasted or estimated results in such forward-looking statements involve certain inherent risks and uncertainties. A number of factors – many of which are beyond the ability of the Company to control or predict – could cause actual results to differ materially from those in its forward-looking statements.   These factors include, among others, the following possibilities: (I) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the formation of new products by new or existing competitors; (II) adverse state, local and federal legislation and regulation or adverse findings or rulings made by local, state or federal regulators or agencies regarding AMCORE and its operations; (III) failure to obtain new customers and retain existing customers and related deposit relationships; (IV) inability to carry out marketing and/or expansion plans; (V) ability to attract and retain key executives or personnel; (VI) changes in interest rates including the effect of prepayments; (VII) general economic and business conditions which are less favorable than expected; (VIII) equity and fixed income market fluctuations; (IX) unanticipated changes in industry trends; (X) unanticipated changes in credit quality and risk factors; (XI) success in gaining regulatory approvals when required; (XII) changes in Federal Reserve Board monetary policies; (XIII) unexpected outcomes on existing or new litigation in which AMCORE, its subsidiaries, officers, directors or employees are named defendants; (XIV) technological changes; (XV) changes in accounting principles generally accepted in the United States of America; (XVI) changes in assumptions or conditions affecting the application of "critical accounting estimates"; (XVII) inability of third-party vendors to perform critical services for the Company or its customers; (XVIII) disruption of operations caused by the conversion and installation of data processing systems; (XIX) adverse economic or business conditions affecting specific loan portfolio types in which the Company has a concentration, such as construction and land development loans; (XX) zoning restrictions or other limitations at the local level, which could prevent limited branch offices from transitioning to full-service facilities; (XXI) possible changes in the creditworthiness of customers and value of collateral and the possible impairment of collectibility of loans; (XXII) changes in lending terms to the Company and the Bank by the Federal Reserve, Federal Home Loan Bank, or any other regulatory agency or third party; (XXIII) the recently enacted Emergency Economic Stabilization Act of 2008, and the various programs the U.S. Treasury and the banking regulators are implementing to address capital and liquidity issues in the banking system, all of which may have significant effects on the Company and the financial services industry, the exact nature and extent of which cannot be determined at this time; and (XXIV) failure by the company to comply with the provisions of any regulatory order or agreement to which the Company is subject could result in additional and material enforcement actions by the applicable regulatory agencies.

CONTACT:  AMCORE Financial, Inc.
          Media Inquiries:
          Katherine Taylor, Investor Relations Manager
            815-961-7164
          Financial Inquiries:
          Judith Carre Sutfin, Executive Vice President and CFO
            815-961-7081